                        AGREEMENT AND PLAN OF REORGANIZATION

                                    BY AND AMONG

                               HEALTHEON CORPORATION,

                              MEDNET ACQUISITION CORP.

                                        AND

                                ACTAMED CORPORATION

                           DATED AS OF FEBRUARY 24, 1998

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                                  TABLE OF CONTENTS

                                                                                      PAGE
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
ARTICLE I  THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    1.1  The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    1.2  Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    1.3  Effect of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    1.4  Articles of Incorporation; Bylaws . . . . . . . . . . . . . . . . . . . . . . . 2
    1.5  Directors and Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    1.6  Maximum Shares to Be Issued; Effect on Capital Stock. . . . . . . . . . . . . . 3
    1.7  Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
    1.8  Surrender of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    1.9  No Further Ownership Rights in Company Common Stock . . . . . . . . . . . . . . 7
    1.10 Lost, Stolen or Destroyed Certificates. . . . . . . . . . . . . . . . . . . . . 7
    1.11 Tax and Accounting Consequences . . . . . . . . . . . . . . . . . . . . . . . . 7
    1.12 Taking of Necessary Action; Further Action. . . . . . . . . . . . . . . . . . . 7

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . . . . . . . . 8
    2.1  Organization of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    2.2  Company Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    2.3  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
    2.4  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
    2.5  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
    2.6  No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . .10
    2.7  No Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
    2.8  Tax and Other Returns and Reports . . . . . . . . . . . . . . . . . . . . . . .12
    2.9  Restrictions on Business Activities . . . . . . . . . . . . . . . . . . . . . .14
    2.10 Title to Properties; Absence of Liens and Encumbrances. . . . . . . . . . . . .14
    2.11 Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
    2.12 Agreements, Contracts and Commitments . . . . . . . . . . . . . . . . . . . . .16
    2.13 Interested Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . .18
    2.14 Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
    2.15 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
    2.16 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
    2.17 Minute Books. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
    2.18 Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
    2.19 Brokers' and Finders' Fees; Third Party Expenses. . . . . . . . . . . . . . . .19
    2.20 Employee Matters and Benefit Plans. . . . . . . . . . . . . . . . . . . . . . .20
    2.21 Accounting and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . .23
    2.22 Representations Complete. . . . . . . . . . . . . . . . . . . . . . . . . . . .24

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB . . . . . . . . . .24
    3.1  Organization of Parent and Merger Sub . . . . . . . . . . . . . . . . . . . . .24
    3.2  Parent and Merger Sub Capital Structure . . . . . . . . . . . . . . . . . . . .24


                                             i
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    3.3  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
    3.4  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
    3.5  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
    3.6  No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . .27
    3.7  No Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
    3.8  Tax and Other Returns and Reports . . . . . . . . . . . . . . . . . . . . . . .29
    3.9  Restrictions on Business Activities . . . . . . . . . . . . . . . . . . . . . .30
    3.10 Title to Properties; Absence of Liens and Encumbrances. . . . . . . . . . . . .30
    3.11 Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
    3.12 Agreements, Contracts and Commitments . . . . . . . . . . . . . . . . . . . . .32
    3.13 Interested Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . .33
    3.14 Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
    3.15 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
    3.16 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
    3.17 Minute Books. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
    3.18 Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
    3.19 Brokers' and Finders' Fees; Third Party Expenses. . . . . . . . . . . . . . . .35
    3.20 Employee Matters and Benefit Plans. . . . . . . . . . . . . . . . . . . . . . .35
    3.21 Accounting and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . .39
    3.22 Representations Complete. . . . . . . . . . . . . . . . . . . . . . . . . . . .39

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME. . . . . . . . . . . . . . . . . . . . .39
    4.1  Conduct of Business of the Company. . . . . . . . . . . . . . . . . . . . . . .39
    4.2  No Company Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
    4.3  No Parent or Merger Sub Solicitation. . . . . . . . . . . . . . . . . . . . . .45

ARTICLE V  ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
    5.1  California Permit; Company Shareholder and Parent Stockholder Approvals . . . .46
    5.2  Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
    5.3  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
    5.4  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
    5.5  Public Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
    5.6  Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
    5.7  FIRPTA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
    5.8  Reasonable Efforts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
    5.9  Notification of Certain Matters . . . . . . . . . . . . . . . . . . . . . . . .48
    5.10 Certain Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
    5.11 Accounting and Tax Treatment. . . . . . . . . . . . . . . . . . . . . . . . . .48
    5.12 Additional Documents and Further Assurances . . . . . . . . . . . . . . . . . .49
    5.13 Company's Auditors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
    5.14 Parent's Auditors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
    5.15 Agreement of Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
    5.16 Amendment of Parent Bylaws. . . . . . . . . . . . . . . . . . . . . . . . . . .49
    5.17 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49


                                             ii

ARTICLE VI  CONDITIONS TO THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . .50
    6.1  Conditions to Obligations of Each Party to Effect the Merger. . . . . . . . . .50
    6.2  Additional Conditions to Obligations of the Company . . . . . . . . . . . . . .52
    6.3  Additional Conditions to the Obligations of Parent and Merger Sub . . . . . . .54

ARTICLE VII  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . .55
    7.1  Non-Survival of Representations and Warranties. . . . . . . . . . . . . . . . .55

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER. . . . . . . . . . . . . . . . . . . . .55
    8.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
    8.2  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
    8.3  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
    8.4  Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56

ARTICLE IX  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
    9.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
    9.2  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
    9.3  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
    9.4  Entire Agreement; Assignment. . . . . . . . . . . . . . . . . . . . . . . . . .58
    9.5  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
    9.6  Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
    9.7  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
    9.8  Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
    9.9  Specific Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59

                                  INDEX OF EXHIBITS

EXHIBIT        DESCRIPTION
-------        -----------
EXHIBIT A      Company Schedules

EXHIBIT B      Parent and Merger Sub Schedules

EXHIBIT C      Form of Parent Affiliate Agreement

EXHIBIT D      Form of Voting Agreement

EXHIBIT E      Form of Company Affiliate Agreement

EXHIBIT F      Merger Agreement Schedules

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                                  INDEX OF SCHEDULES

SCHEDULE       DESCRIPTION
--------       -----------
4.1(a)         Exceptions to Company Conduct

4.1(b)         Exceptions to Parent Conduct

6.3(j)         Company Required Consents

                         AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of February 24, 1998 among Healtheon Corporation, a Delaware corporation ("PARENT"), MedNet Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and ActaMed Corporation, a Georgia corporation (the "COMPANY").


                                       RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each Company and their respective shareholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("COMPANY CAPITAL STOCK") and all outstanding options, warrants or other rights to acquire or receive shares of Company Capital Stock shall be converted into the right to receive shares of voting Common Stock of Parent ("PARENT COMMON STOCK").

     C. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and for accounting purposes shall qualify for treatment as a pooling of interests.

     D. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                                      ARTICLE I

                                      THE MERGER

     1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW") and Georgia Business Corporation Code ("GEORGIA LAW"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION." The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of the Company, Merger Sub and Parent, and by Parent, as the sole shareholder of Merger Sub.

     1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "CLOSING") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati ("WSGR"), 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Articles of Merger (or like instrument) with the Secretary of State of the State of Georgia (the "CERTIFICATE OF MERGER"), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of Georgia of such filing being referred to herein as the "EFFECTIVE TIME"). The parties currently intend that the Closing Date will occur on or prior to May 15, 1998.

     1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Georgia Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  ARTICLES OF INCORPORATION; BYLAWS.

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Merger Sub shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is ActaMed Corporation."

          (b) Unless otherwise determined by Parent, the Bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 DIRECTORS AND OFFICERS. As promptly as practicable following the Effective Time, unless otherwise unanimously agreed to by Parent's Board of Directors, the board of directors of Merger Sub shall be comprised of an equal number of representatives from each of the Company and of Parent, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6 MAXIMUM SHARES TO BE ISSUED; EFFECT ON CAPITAL STOCK. The maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's stock options or other securities convertible into, exchangeable for or exercisable for Company Capital Stock to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options, warrants or other rights to acquire Company Capital Stock shall be the Aggregate Share Number (as defined in
Section 1.6(g)(iii)). No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Effective Time pursuant to the exercise of options, warrants or other rights to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

          (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Capital Stock (including any shares of Common Stock of the Company ("COMPANY COMMON STOCK") issued upon conversion of Preferred Stock of the Company ("COMPANY PREFERRED STOCK") and upon exercise, conversion or exchange of all other outstanding securities immediately prior to the Closing) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Exchange Ratio (as defined in Section 1.6(g)(iv) below), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8.

          (b) CANCELLATION OF PARENT-OWNED AND COMPANY-OWNED STOCK. Each share of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) STOCK OPTIONS. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's Option Plans or otherwise shall be assumed by Parent in accordance with provisions described below. "Option Plans" means collectively the Company's 1997 Stock Option Plan, 1996 Stock Option Plan, 1996 Directors Stock Option Plan, 1995 Stock Option Plan, 1994 Stock Option Plan, 1993 Stock Option Plan and 1992 Stock Option Plan.

               (i) At the Effective Time, each outstanding option and warrant to purchase shares of Company Common Stock (each a "COMPANY OPTION") under the Option Plans or otherwise, whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plans and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down (in the case of Company Options granted under the Option Plan) to the nearest whole number of shares of Parent Common Stock, (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent, and (C) Parent and its Board of Directors shall be substituted for the Company and the Committee of the Company's Board of Directors (including, if applicable, the entire Board of Directors of the Company) administering such Company Stock Plan.

               (ii) Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance sufficient shares of Parent Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section 1.6.

          (d) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time. Any such change for which a record date is established shall be deemed for the purposes of this Section 1.6(e) to have occurred on the record date.

          (f) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued.

          (g)  DEFINITIONS.

               (i) COMPANY FULLY DILUTED CAPITALIZATION NUMBER. The "Company Fully-Diluted Capitalization Number" shall mean all of the issued and outstanding shares of the Company Common Stock as of the Effective Time calculated on a fully-diluted basis as if all outstanding convertible securities had been fully converted and all outstanding warrants, options and other rights for the purchase of shares of Company Common Stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into Company Common Stock, if so convertible) as of such date.

               (ii) PARENT FULLY-DILUTED CAPITALIZATION NUMBER. The "Parent Fully-Diluted Capitalization Number" shall mean all of the issued and outstanding shares of Parent Common Stock as of the Effective Time calculated on a fully-diluted basis as if all outstanding convertible securities had been fully converted and all outstanding warrants, options and other rights for the purchase of shares of Parent Common Stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into Parent Common Stock, if so convertible) as of such date.

               (iii) AGGREGATE SHARE NUMBER. The "Aggregate Share Number" shall mean the number of shares of Parent Common Stock equal to (a) the Parent Fully Diluted Capitalization Number multiplied by (b) 44.68 divided by
(c) 55.32.

               (iv) EXCHANGE RATIO. The "Exchange Ratio" shall mean the quotient obtained by dividing (x) the Aggregate Share Number by (y) the Company Fully Diluted Capitalization Number.

     1.7  DISSENTING SHARES.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with Georgia Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES") shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to receive payment in cash for the fair value of such holder's shares as determined pursuant to the applicable provisions of Georgia Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of Georgia Law and surrendered to the Company the certificate or certificates representing the Dissenting Shares.

          (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under Georgia Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written notice by any shareholder of intent to demand payment for such shareholder's shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Georgia Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenters' rights under Georgia Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for dissenters' rights or offer to settle or settle any such demands.

     1.8  SURRENDER OF CERTIFICATES.

          (a) EXCHANGE AGENT. WSGR shall serve as the exchange agent (the "EXCHANGE AGENT") in the Merger.

          (b) PARENT TO PROVIDE COMMON STOCK. Immediately prior to the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, certificates representing the aggregate number of shares of Parent Common Stock issuable pursuant to
Section 1.6 in exchange for outstanding shares of Company Capital Stock.

          (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock and which shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled and the holder thereof shall no longer have any rights with respect to such Certificate. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted.

          (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock.

          (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests.

     1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                      ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure schedules (referencing the appropriate section number or subsection, as the case may be) supplied by the Company to Parent attached hereto as EXHIBIT A (the "COMPANY SCHEDULES") and dated as of the date hereof, as follows:

     2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the Company (hereinafter referred to as a "COMPANY MATERIAL ADVERSE EFFECT"). The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

     2.2  COMPANY CAPITAL STRUCTURE.

          (a) The authorized capital stock of the Company consists of 50,000,000 shares of authorized Common Stock, of which 9,384,200 shares are issued and outstanding; 8,800,880 shares of authorized Series A Preferred Stock, all of which are issued and outstanding; 3,448,276 shares of authorized Series B Preferred Stock, all of which are issued and outstanding; 10,344,828 shares of authorized Series C Preferred Stock, all of which are issued and outstanding; and 7,043,478 shares of authorized Series D Preferred Stock, of which 3,695,652 are issued and outstanding and the balance of which may be issued pursuant to the Asset Purchase Agreement between the Company and SmithKline Beecham Clinical Laboratories, Inc. ("SBCL") dated as of December 31, 1997 (the "SBCL ASSETS PURCHASE AGREEMENT"). The Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

          (b) The Company has reserved 6,061,238 shares of Common Stock for issuance to directors, employees and consultants pursuant to the Option Plans, of which 5,173,615 shares are subject to outstanding, unexercised options and 887,623 shares remain available for future grant. The Company has reserved 30,087,912 shares of Common Stock for issuance upon the conversion, exercise or exchange of any outstanding securities and 450,450 shares subject to a warrant issued to IBM (each referred to herein as a "COMPANY CONVERTIBLE SECURITY"). All of the Company Convertible Securities and Company Options have been duly authorized and validly issued, as applicable, in accordance with the applicable terms of the Option Plans and Blue Sky laws. Schedule 2.2(b) sets forth for each outstanding Company Option or Company Convertible Security the name of the holder of such option or Company Convertible Security, the domicile address of such holder, the number of shares of Common Stock subject to such option or Company Convertible Security, the exercise price of such option or Company Convertible Security and the vesting schedule for such option or Company Convertible Security, including the extent vested to date and whether the exercisability of such option or Company Convertible Security will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for the Company Options and Company Convertible Securities described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options and Company Convertible Securities have been or will be given, or shall have properly waived, any required notice prior to the Merger, and all such rights will be terminated at or prior to the Effective Time. As a result of the Merger, Parent will be the record and sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock.

     2.3 SUBSIDIARIES. The Company does not have and has never had any subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, limited liability company, association, joint venture or other business entity.

     2.4 AUTHORITY. Subject only to the requisite approval of the Merger and this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's shareholders to duly approve the Merger and this Agreement is set forth on Schedule 2.4. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's shareholders.
The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Except as set forth on Schedule 2.4, subject only to the approval of the Merger and this Agreement by the Company's shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "COMPANY CONFLICT") (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Company Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the Georgia Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws (iii) such notices or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans or under the HSR Act, and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

     2.5 FINANCIAL STATEMENTS. Schedule 2.5 sets forth the Company's unaudited balance sheet as of December 31, 1997, and the related unaudited statement of operations for the twelve month period ended December 31, 1997 (the "COMPANY UNAUDITED FINANCIALS"), and the audited balance sheet as of December 31, 1996, and the related audited statement of operations for the twelve-month period ended December 31, 1996 (the "COMPANY AUDITED FINANCIALS") (collectively, such financial statements are sometimes referred to herein as "COMPANY FINANCIAL STATEMENTS"). The Company Unaudited Financials and the Company Audited Financials have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Company Unaudited Financials do not contain all the notes that may be required by GAAP, and may require subsequent reclassification for proper recording of the accounting treatment of the acquisition of the SBCL SCAN business. As of the date hereof, the final accounting treatment of that transaction has not been determined). The Company Unaudited Financials and Company Audited Financials present fairly the financial condition, operating results and, in the case of Company Audited Financials only, the cash flows of the Company as of the dates and during the periods indicated therein, subject in the case of the Company Unaudited Financials, to normal year-end adjustments, which will not be material in amount or significance except for the effects of reclassification that may be required by the final accounting treatment of the SBCL SCAN acquisition. The Company's unaudited balance sheet dated as of December 31, 1997, shall be referred to as the "COMPANY CURRENT BALANCE SHEET".

     2.6 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 2.6, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Company Current Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since the date of the Company Current Balance Sheet, consistent with past practices.

     2.7 NO CHANGES. Except as set forth in Schedule 2.7, since the date of the Company Current Balance Sheet, there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted as of the date of the Company Current Balance Sheet and consistent with past practices;

          (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

          (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $25,000;

          (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (g) revaluation by the Company of any of its assets (other than as may be required by the final accounting of the SBCL SCAN business);

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

          (i) increase in the salary or other compensation payable or to become payable to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement or in the ordinary course of business and consistent with past practices and Schedule 2.7(i) lists all salary increases in excess of 10% and any bonus or other compensation arrangement exceeding $10,000;

          (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business and consistent with past practices;

          (k) material amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

          (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

          (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

          (o) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.11 below) or of infringement by the Company of any third party's Intellectual Property rights;

          (p) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (q) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

          (r) event or condition of any character that has or could be reasonably expected to have a Company Material Adverse Effect on the Company; or

          (s) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses
(a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.8  TAX AND OTHER RETURNS AND REPORTS.

          (a)  DEFINITIONS.

               (i) "TAX" or, collectively, "TAXES", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (ii) "KNOWLEDGE" as used herein shall mean the personal knowledge (including references to such person being aware of a particular matter), after reasonable inquiry, of, (a) in the case of the Company, P.E. Sadler, Michael K. Hoover, Lew Belote, Nancy J. Ham, J. Philip Hardin, J.R. Hughes and (to the extent not already identified in the foregoing list) all directors of the Company on the date of this Agreement, and (b) in the case of Parent, Jim Clark, W. Michael Long, Kallen Chan, Pavan Nigam, Dennis Drislane, Chuck Saunders, Denise M. Shea, Ron Alvarez and (to the extent not already identified in the foregoing list) all directors of Parent on the date of this Agreement.

          (b)  TAX RETURNS AND AUDITS.  Except as set forth in Schedule 2.8:

               (i) The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") due on or before the Effective Time relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are or will be prior to filing true and correct in all material respects and have been completed in accordance with applicable law.

               (ii) The Company as of the Effective Time: (A) will have paid (if due on or before the Effective Time) or accrued on the Company Current Balance Sheet all Taxes it is required to pay, or which are attributable to the period ending December 31, 1997 and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

               (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed, or to its Knowledge proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved for in accordance with GAAP on the Company Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no Knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

               (vi) The Company has provided to Parent or has made available to representatives of Parent for inspection copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Company's incorporation.

               (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort on the assets ("LIENS") of the Company relating to or attributable to Taxes.

               (viii) The Company has no Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the Company.

               (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

               (xi)   The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

               (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

               (xiv) Since December 31, 1997 no taxes have been incurred except in the ordinary course of business.

     2.9 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from developing, selling, licensing, marketing, promoting or otherwise distributing any products, services or technology to any class of customers, or entering into any strategic alliances, in any geographic area, during any period of time or in any segment of the market.

     2.10 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

          (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease and any security interest in the Company's assets created by such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Financial Statements or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.11 INTELLECTUAL PROPERTY.

          (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted or as proposed to be conducted by the Company (the "COMPANY INTELLECTUAL PROPERTY RIGHT(S)"). Schedule 2.11(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

          (b) Schedule 2.11(b) sets forth a complete list of all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("END-USER LICENSES")) or trade secret of the Company, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 2.11(a) or 2.11(b), the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used.

          (c) No claims with respect to the Company Intellectual Property Rights have been asserted or are, to the Company's Knowledge, threatened by any person, nor are there any valid grounds for any claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights.
 All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. The Company has not infringed, and the business of the Company as currently conducted or as proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. There is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. Each employee, consultant or contractor of the Company has executed a proprietary information and confidentiality agreement substantially in the Company's standard forms. Except for software licensed to the Company, all software included in the Company Intellectual Property Rights (i) is original with the Company and has been either created by employees of the Company on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to the Company, or (ii) was acquired by the Company and the seller of such software made representations substantially similar to those contained in (i) in connection with the acquisition of such software.

     2.12 AGREEMENTS, CONTRACTS AND COMMITMENTS.  Except as set forth on
Schedule 2.12(a), the Company does not have, is not a party to nor is it bound by:

               (i)   any collective bargaining agreements,

               (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

               (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

               (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

               (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

               (vi)   any fidelity or surety bond or completion bond,

               (vii) any lease of personal property having a value individually in excess of $25,000,

               (viii) any agreement of indemnification or guaranty,

               (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

               (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000,

               (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

               (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

               (xiii) any purchase order or contract for the purchase of raw materials involving $25,000 or more,

               (xiv)  any construction contracts,

               (xv) any distribution, joint marketing or development agreement,

               (xvi) any agreement pursuant to which the Company has granted or may be required to grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

               (xvii) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty
(30) days.

Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are noted in Schedule 2.12(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) or Schedule 2.11(b) (any such agreement, contract or commitment, a "COMPANY CONTRACT"). Each Company Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b), is not subject to any default thereunder of which the Company has Knowledge by any party obligated to the Company pursuant thereto.

     2.13 INTERESTED PARTY TRANSACTIONS. Except as set forth on Schedule 2.13, (i) no officer, director or, to the Knowledge of the Company (without any duty to investigate), any shareholder of the Company has, directly or indirectly, an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) no officer or director, or to the Knowledge of the Company (without any duty to investigate), any shareholder of the Company has, directly or indirectly, an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) no officer, director or shareholder of the Company has, directly or indirectly, a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or Schedule 2.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13. For the purposes of this subsection, "officer" and "director" shall include any parent, child, sibling or spouse of any of such persons, or any trust, partnership or corporation in which such officer or director has a controlling interest.

     2.14 COMPLIANCE WITH LAWS. The Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.15 LITIGATION. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or to the Company's Knowledge threatened against the Company, its properties or any of its officers or directors in their respective capacities as such. Except as set forth in schedule 2.15, to the Company's Knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors (in their respective capacities as such) by or before any governmental entity. Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

     2.16 INSURANCE. Set forth on Schedule 2.16 is a list of all of the Company's insurance policies and fidelity bonds. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid or will be paid when due and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.17 MINUTE BOOKS. The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

     2.18 ENVIRONMENTAL MATTERS.

          (a) HAZARDOUS MATERIAL. The Company has not operated any underground storage tanks, and has no Knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. The Company has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"). No Hazardous Materials are present as a result of the actions or omissions of the Company, or, to the Company's Knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b) HAZARDOUS MATERIALS ACTIVITIES. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) PERMITS. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

          (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment, procedure, writ, injunction or claim is pending, or to the Company's Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.19 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth on Schedule 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees, investment banking fees, consulting fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.
Schedule 2.19 also sets forth the Company's current reasonable estimate of all Company Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.20 EMPLOYEE MATTERS AND BENEFIT PLANS.

          (a)  DEFINITIONS.  For purposes of this Section 2.20 and Section
3.20 of this Agreement, the following terms shall have the meanings set forth below:

               (i) "COMPANY AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b) or (c) and the regulations thereunder. In addition, for any Company Employee Plan subject to Section 412(n), the term Company Affiliate shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code;

               (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (iii) "COMPANY EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Company Affiliate for the benefit of any "Company Employee" (as defined below), and any Company Employee Plan which has been maintained, contributed to, or required to have been contributed to by the Company or any Company Affiliate pursuant to which the Company or any Company Affiliate has or may have any material liability contingent or otherwise;

               (iv) "COMPANY EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of the Company or any Company Affiliate;

               (v) "COMPANY EMPLOYEE AGREEMENT" shall refer to each written management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any Company Affiliate and any Employee or consultant. Except as set forth on Schedule 2.20(a)(v), the Company represents and warrants that there are no oral agreements between the Company or any Affiliate and any Employee or consultant pertaining to management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar matters or arrangements;

               (vi)    "IRS" shall mean the Internal Revenue Service;

               (vii) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

               (viii) "COMPANY PENSION PLAN" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

               (ix) "COMPANY DEFINED BENEFIT PLAN" shall mean any Pension Plan that is a "defined benefit plan," as defined in ERISA Section 3(35).

          (b) SCHEDULE. Schedule 2.20(b) contains an accurate and complete list of each Company Employee Plan and each Company Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Company Employee Agreement, to modify any Company Employee Plan or Company Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Company Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c) DOCUMENTS. The Company has provided to Parent (i) correct and complete copies of all nonprivileged documents embodying or materially affecting the interpretation or application of each Company Employee Plan and each Company Employee Agreement including all amendments thereto, and, to the Knowledge of the Company, there are no privileged documents pertaining to such matters; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Defined Benefit Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan which has a material adverse effect on such Company Employee Plan; (vi) the most recent IRS determination, opinion, notification or advisory letters as applicable, and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all communications material to any Company Employee or Company Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan not otherwise publicly available on the SEC website.

          (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Schedule 2.20(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan for which an exemption is not applicable; (iii) there are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the Knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and
(vi) neither the Company nor any Company Affiliate is subject to any material penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Section 4975 through 4980 of the Code.

          (e) PENSION PLANS. Except as set forth on Schedule 2.20(e), the Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) MULTIEMPLOYER PLANS. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

          (g)  NO POST-EMPLOYMENT OBLIGATIONS.  Except as set forth in
Schedule 2.20(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any Company Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) that such Company Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute. The term "other employee welfare benefits" means those benefits traditionally provided under an "employee benefit welfare plan" as defined in ERISA Section 3(1).

          (h) COBRA. Neither the Company nor any Company Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of the FMLA or any similar provisions of state law applicable to its Company Employees.

          (i)  EFFECT OF TRANSACTION.

               (i) Except as set forth on Schedule 2.20(i)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee.

               (ii) Except as set forth on Schedule 2.20(i)(ii), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

          (j) EMPLOYMENT MATTERS. The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Company Employees; (iii) is not liable for any arrears of wages, other than arrears normally included in its payroll schedule and system, or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (k) LABOR. To the Knowledge of the Company, no work stoppage or labor strike against the Company is pending or threatened. Except as set forth in Schedule 2.20(k), the Company is not involved in or, to the Knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Company Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a material liability to the Company. To the Knowledge of the Company, neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Except as set forth in Schedule 2.20(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Company Employees and no collective bargaining agreement is being negotiated by the Company.

     2.21 ACCOUNTING AND REGULATORY MATTERS. The Company has no Knowledge of any action taken or agreed to be taken by the Company or any affiliate of the Company or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the Merger from qualifying for pooling-of-interests accounting treatment, or (b) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 6.1(c), Section 6.1(e) and Section 6.1(h) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section. An "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 5% or greater equity or voting interest of such Person; or (iii) any other Persons for which a Person described in clause (ii) acts in any such capacity.

     2.22 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby represent and warrant to the Company, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section number or subsection, as the case may be) supplied by the Parent and Merger Sub to the

Company attached hereto as EXHIBIT B (the "PARENT AND MERGER SUB SCHEDULES") and dated as of the date hereof, as follows:

     3.1 ORGANIZATION OF PARENT AND MERGER SUB. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
Parent has the corporate power to own its properties and to carry on their business as now being conducted. Parent is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Parent (hereinafter referred to as a "PARENT MATERIAL ADVERSE EFFECT"). Parent has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to the Company. Merger Sub has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to the Company.

     3.2  PARENT AND MERGER SUB CAPITAL STRUCTURE.

          (a) The authorized capital stock of Parent consists of 37,000,000 shares of authorized Common Stock, of which 3,571,480 shares are issued and outstanding, 10,305,000 shares of authorized Series A Preferred Stock, of which 10,305,000 shares are issued and outstanding, 10,305,000 shares of authorized Series A-1 Preferred Stock, none of which is issued and outstanding, 6,105,000 shares of authorized Series B Preferred Stock, of which 3,290,000 shares are issued and outstanding, 6,105,000 shares of authorized Series B-1 Preferred Stock, none of which is issued and outstanding, 2,600,000 shares of authorized Series C Preferred Stock, of which 2,600,000 shares are issued and outstanding, 2,600,000 shares of authorized Series C-1 Preferred Stock, none of which is issued and outstanding, 5,000,000 shares of authorized Series D Preferred Stock, of which 4,807,692 shares are issued and outstanding, 5,000,000 shares of authorized Series D-1 Preferred Stock, none of which is issued and outstanding. The shares of the capital stock of Parent are held of record by the persons, with the addresses of record and in the amounts set forth on
Schedule 3.2(a). All outstanding shares of Parent Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement to which Parent is a party or by which it is bound.

          (b) The authorized capital stock of Merger Sub consists of 100 shares of authorized Common Stock, all of which are issued and outstanding and held of record by Parent. All outstanding shares of the capital stock of Merger Sub are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Merger Sub or any agreement to which the Merger Sub is a party or by which it is bound.

          (c) Parent has reserved (i) 9,000,000 shares of Common Stock for issuance to directors, employees and consultants pursuant to Parent's 1996 Stock Plan ("PARENT STOCK PLAN"), of which 6,441,520 shares are subject to outstanding, unexercised options ("PARENT OPTIONS") and

2,558,480 shares remain available for future grant, (ii) 500,000 shares of Common Stock for issuance pursuant to an outstanding warrant ("COMMON WARRANT") and (iii) 2,811,947 shares of Series B Preferred Stock for issuance pursuant to outstanding warrants ("PREFERRED WARRANTS"). The Parent Options, the Common Warrant and the Preferred Warrants are collectively referred to herein as "PARENT CONVERTIBLE SECURITIES." Schedule 3.2(b) sets forth for each outstanding Parent Convertible Security, the name of the holder of such Parent Convertible Security, the domicile address of such holder, the number of shares of Common Stock subject to such Parent Convertible Security, the exercise price of such Parent Convertible Security and the vesting schedule for such Parent Convertible Security, including the extent vested to date and whether the exercisability of such Parent Convertible Security will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for the Parent Convertible Securities described in
Schedule 3.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

     3.3 SUBSIDIARIES. Other than Merger Sub, Parent does not have any subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, limited liability company, association, joint venture or other business entity.

     3.4 AUTHORITY. Subject only to the requisite approval of the Merger and this Agreement by Parent's stockholders and Merger Sub's shareholder, each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. A majority vote is required of the holders of Parent's Common Stock and the holders of Parent's Preferred Stock, each voting as a separate class, to duly approve the Merger and this Agreement. A majority vote is required of the holders of Merger Sub's Common Stock to duly approve the Merger and this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and Merger Sub, subject only to the approval of the Merger by Parent's stockholders and Merger Sub's shareholder. Each of Parent's Board of Directors and Merger Sub's Board of Directors have unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Except as set forth on Schedule 3.4, subject only to the approval of the Merger and this Agreement by Parent's stockholders and Merger Sub's shareholders, the execution and delivery of this Agreement by Parent and Merger Sub does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "PARENT CONFLICT") (i) any provision of the Certificate of Incorporation or Bylaws of Parent, (ii) any provision of the Articles of Incorporation or Bylaws of Merger Sub, or (iii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Parent Conflict) is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Georgia Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) such notices or filings with the Internal
Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans or under the HSR Act and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 3.4. Parent, as the sole shareholder of Merger Sub, has voted prior to the Effective Time the shares of Merger Sub's Common Stock in favor of approval of this Agreement, as and to the extent required by applicable law.

     3.5 FINANCIAL STATEMENTS. Schedule 3.5 sets forth the Parent's unaudited balance sheet as of December 31, 1997, and the related unaudited statement of income and cash flow for the twelve month period ended December 31, 1997 (the "PARENT UNAUDITED FINANCIALS"), and the audited balance sheet as of December 31, 1996, and the related audited statement of income and cash flow for the twelve-month period ended December 31, 1996 (the "PARENT AUDITED FINANCIALS") (collectively, such financial statements are sometimes referred to herein as "PARENT FINANCIAL STATEMENTS"). The Parent Unaudited Financials and the Parent Audited Financials have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Parent Unaudited Financials do not contain all the notes that may be required by GAAP). The Parent Unaudited Financials and Parent Audited Financials present fairly the financial condition, operating results and cash flows of the Parent as of the dates and during the periods indicated therein, subject in the case of the Parent Unaudited Financials, to normal year-end adjustments, which will not be material in amount or significance. Parent's unaudited balance sheet dated as of December 31, 1997, shall be referred to as the "PARENT CURRENT BALANCE SHEET".

     3.6 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 3.6, Parent does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Parent Current Balance Sheet, or (ii) has not arisen in the ordinary course of Parent's business since the date of the Parent Current Balance Sheet, consistent with past practices.

     3.7 NO CHANGES. Except as set forth in Schedule 3.7, since the date of the Parent Current Balance Sheet, there has not been, occurred or arisen any:

          (a) transaction by Parent except in the ordinary course of business as conducted as of the date of the Parent Current Balance Sheet and consistent with past practices;

          (b) amendments or changes to the Certificate of Incorporation or Bylaws of Parent;

          (c) capital expenditure or commitment by Parent, either individually or in the aggregate, exceeding $25,000;

          (d) destruction of, damage to or loss of any material assets, business or customer of Parent (whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Parent;

          (g)  revaluation by Parent of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Parent, or any direct or indirect redemption, purchase or other acquisition by Parent of any of its capital stock;

          (i) increase in the salary or other compensation payable or to become payable to any of Parent's officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement or in the ordinary course of business and consistent with past practices and Schedule 3.7(i) lists all salary increases in excess of 10% and any bonus or other compensation arrangement exceeding $10,000;

          (j) sale, lease, license or other disposition of any of the assets or properties of Parent, except in the ordinary course of business as conducted on that date and consistent with past practices;

          (k) material amendment or termination of any material contract, agreement or license to which Parent is a party or by which it is bound;

          (l) loan by Parent to any person or entity, incurring by Parent of any indebtedness, guaranteeing by Parent of any indebtedness, issuance or sale of any debt securities of

Parent or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (m) waiver or release of any right or claim of Parent, including any write-off or other compromise of any account receivable of Parent;

          (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of Parent or its affairs;

          (o) notice of any claim of ownership by a third party of Parent's Intellectual Property (as defined in Section 3.11 below) or of infringement by Parent's of any third party's Intellectual Property rights;

          (p) issuance or sale by Parent of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (q) change in pricing or royalties set or charged by Parent to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Parent;

          (r) event or condition of any character that has or could be reasonably expected to have a Parent Material Adverse Effect on Parent; or

          (s) negotiation or agreement by Parent or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with the Company and its representatives regarding the transactions contemplated by this Agreement).

     3.8  TAX AND OTHER RETURNS AND REPORTS.

          (a)  TAX RETURNS AND AUDITS.  Except as set forth in Schedule 3.8:

               (i) Parent as of the Effective Time will have prepared and filed all required Returns relating to any and all Taxes concerning or attributable to Parent or its operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

               (ii) Parent as of the Effective Time: (A) will have paid or accrued on the Parent Unaudited Financials all Taxes it is required to pay or which are attributable to the period ending December 31, 1997 and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

               (iii) Parent has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed, or to its Knowledge proposed against Parent, nor has

Parent executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of Parent is currently in progress, nor has Parent been notified of any request for such an audit or other examination.

               (v) Parent does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Parent Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and Parent has no Knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

               (vi) Parent has provided to the Company copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Parent's incorporation.

               (vii) There are (and as of immediately following the Effective Date there will be) no Liens on the assets of Parent relating to or attributable to Taxes.

               (viii) Parent has no Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of Parent.

               (ix) None of Parent's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Parent that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

               (xi)    Parent has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent.

               (xii) Parent is not a party to a tax sharing or allocation agreement nor does Parent owe any amount under any such agreement.

               (xiii) Parent is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               (xiv) Since December 31, 1997 no Taxes have been incurred except in the ordinary course of business.

Parent's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Parent's tax books and records.

     3.9 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Parent is a party or otherwise binding upon Parent which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Parent, any acquisition of property (tangible or intangible) by Parent or the conduct of business by Parent. Without limiting the foregoing, Parent has not entered into any agreement under which Parent is restricted from developing, selling, licensing, marketing, promoting or otherwise distributing any products, services or technology to any class of customers, or entering into any strategic alliances, in any geographic area, during any period of time or in any segment of the market.

     3.10 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

          (a) Parent owns no real property, nor has it ever owned any real property. Schedule 3.10(a) sets forth a list of all real property currently leased by Parent, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease and any security interest in Parent's assets created by such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) Parent has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Parent Financial Statements or in Schedule 3.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     3.11 INTELLECTUAL PROPERTY.

          (a) Parent owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of Parent as currently conducted or as proposed to be conducted by Parent (the "PARENT INTELLECTUAL PROPERTY RIGHT(S)"). Schedule 3.11(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Parent Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Parent Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

          (b) Schedule 3.11(b) sets forth a complete list of all licenses, sublicenses and other agreements to which Parent is a party and pursuant to which Parent or any other person is authorized to use any Parent Intellectual Property Right (excluding End-User Licenses) or trade secret of Parent, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. The execution and delivery of this Agreement by Parent, and the consummation of the transactions contemplated hereby, will neither cause Parent to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 3.11(a) or 3.11(b), Parent is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Parent Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Parent Intellectual Property Rights are being used.

          (c) No claims with respect to the Parent Intellectual Property Rights have been asserted or are, to Parent's Knowledge, threatened by any person, nor are there any valid grounds for any claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of Parent infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by Parent of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in Parent's business as currently conducted or as proposed to be conducted by Parent, or (iii) challenging the ownership by Parent, validity or effectiveness of any of the Parent Intellectual Property Rights. All registered trademarks, service marks and copyrights held by Parent are valid and subsisting. Parent has not infringed, and the business of Parent as currently conducted or as proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. There is no material unauthorized use, infringement or misappropriation of any of the Parent Intellectual Property Rights by any third party, including any employee or former employee of Parent. No Parent Intellectual Property Right or product of Parent or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Parent. Each employee, consultant or contractor of Parent has executed a proprietary information and confidentiality agreement substantially in the Parent's standard forms. All software included in the Parent Intellectual Property Rights is original with Parent and has been either created by employees of Parent on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to Parent.

     3.12 AGREEMENTS, CONTRACTS AND COMMITMENTS.  Except as set forth on
Schedule 3.12(a), Parent does not have, is not a party to nor is it bound by:

               (i)     any collective bargaining agreements,

               (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

               (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

               (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to Parent,

               (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

               (vi)    any fidelity or surety bond or completion bond,

               (vii) any lease of personal property having a value individually in excess of $25,000,

               (viii)  any agreement of indemnification or guaranty,

               (ix) any agreement, contract or commitment containing any covenant limiting the freedom of Parent to engage in any line of business or to compete with any person,

               (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000,

               (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Parent's business,

               (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

               (xiii) any purchase order or contract for the purchase of raw materials involving $25,000 or more,

               (xiv)   any construction contracts,

               (xv) any distribution, joint marketing or development agreement,

               (xvi) any agreement pursuant to which Parent has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

               (xvii) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty
(30) days.

Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 3.12(b), Parent has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 3.12(a) or Schedule 3.11(b) (any such agreement, contract or commitment, a "PARENT CONTRACT"). Each Parent Contract is in full force and effect and, except as otherwise disclosed in Schedule 3.12(b), is not subject to any default thereunder of which Parent has Knowledge by any party obligated to Parent pursuant thereto.

     3.13 INTERESTED PARTY TRANSACTIONS. Except as set forth on Schedule 3.13, (i) no officer, director or, to the Knowledge of Parent (without any duty to investigate), any shareholder of Parent has, directly or indirectly, an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that Parent furnishes or sells, or proposes to furnish or sell, (ii) no officer, director or, to the Knowledge of Parent (without any duty to investigate), any stockholder of Parent has, directly or indirectly, an economic interest in any entity that purchases from or sells or furnishes to, Parent, any goods or services or (iii) no officer, director or shareholder of Parent has, directly or indirectly, a beneficial interest in any contract or agreement set forth in Schedule 3.12(a) or Schedule 3.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 3.13. For the purposes of this subsection, "officer" and "director" shall include any parent, child, sibling or spouse of any of such persons, or any trust, partnership or corporation in which such officer or director has a controlling interest.

     3.14 COMPLIANCE WITH LAWS. Parent has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     3.15 LITIGATION. Except as set forth in Schedule 3.15, there is no action, suit or proceeding of any nature pending or to Parent's Knowledge threatened against Parent, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in
Schedule 3.15, to the Parent's Knowledge, there is no investigation pending or threatened against Parent, its properties or any of its officers or directors (in their respective capacities as such) by or before any governmental entity. Schedule 3.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of Parent to manufacture, offer or sell any of its products in the present manner or style thereof.

     3.16 INSURANCE. Set forth on Schedule 3.16 is a list of all of Parent's insurance policies and fidelity bonds. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Parent, there is no claim by Parent pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Parent is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Parent has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     3.17 MINUTE BOOKS. The minute books of Parent made available to counsel for the Company are the only minute books of Parent and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Parent.

     3.18 ENVIRONMENTAL MATTERS.

          (a) HAZARDOUS MATERIAL. Parent has not operated any underground storage tanks, and has no Knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that Parent has at any time owned, operated, occupied or leased. Parent has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be a Hazardous Material. No Hazardous Materials are present as a result of the actions or omissions of Parent, or, to Parent's Knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Parent has at any time owned, operated, occupied or leased.

          (b) HAZARDOUS MATERIALS ACTIVITIES. Parent has not engaged in any Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) PERMITS. The Company currently holds all Environmental Permits necessary for the conduct of Parent's Hazardous Material Activities and other businesses of Parent as such activities and businesses are currently being conducted.

          (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment, procedure, writ, injunction or claim is pending, or to Parent's Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Parent. Parent is not aware of any fact or circumstance which could involve Parent in any environmental litigation or impose upon Parent any environmental liability.

     3.19 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth on Schedule 3.19, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees, investment banking fees, consulting fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.
Schedule 3.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Schedule 3.19 also sets forth Parent's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by Parent in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     3.20 EMPLOYEE MATTERS AND BENEFIT PLANS.

          (a) DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "PARENT AFFILIATE" shall mean any other person or entity under common control with Parent within the meaning of Section 414(b) or (c) and the regulations thereunder. In addition, for any Parent Employee Plan subject to Section 412(n), the term Parent Affiliate shall mean any other person or entity under common control with Parent within the meaning of
Section 414(b), (c), (m) or (o) of the Code;

               (ii) "PARENT EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Parent Affiliate for the benefit of any "Parent Employee" (as defined below), and any Parent Employee Plan which has been maintained, contributed to, or required to have been contributed to by Parent or any Parent Affiliate pursuant to which Parent or any Parent Affiliate has or may have any material liability contingent or otherwise;

               (iii) "PARENT EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of Parent or any Parent Affiliate;

               (iv) "PARENT EMPLOYEE AGREEMENT" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Parent or any Parent Affiliate and any Parent Employee or consultant;

               (v) "PARENT PENSION PLAN" shall refer to each Parent Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

               (vi) "PARENT DEFINED BENEFIT PLAN" shall mean any Pension Plan that is a "defined benefit plan," as defined in ERISA Section 3(35).

          (b) SCHEDULE. Schedule 3.20(b) contains an accurate and complete list of each Parent Employee Plan and each Parent Employee Agreement together with a schedule of all liabilities, whether or not accrued, under each such Parent Employee Plan or Parent Employee Agreement only to the extent not reflected on the Parent Current Balance Sheet. Parent does not have any plan or commitment, whether legally binding or not, to establish any new Parent Employee Plan or Parent Employee Agreement, to modify any Parent Employee Plan or Parent Employee Agreement (except to the extent required by law or to conform any such Parent Employee Plan or Parent Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Parent Employee Plan or Parent Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c) DOCUMENTS. Parent has provided to Company (i) correct and complete copies of all nonprivileged documents embodying or materially affecting the interpretation or application of each Parent Employee Plan and each Parent Employee Agreement including all amendments thereto, and, to the Knowledge of the Company, there are no privileged documents pertaining to such matters; (ii) the most recent annual actuarial valuations, if any, prepared for each Parent Defined Benefit Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Parent Employee Plan or related trust; (iv) if the Parent Employee Plan is funded, the most recent annual and periodic accounting of Parent Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Parent Employee Plan which has a material adverse effect on such Parent Employee Plan; (vi) the most recent IRS determination, opinion, notification or advisory letters as applicable, and rulings relating to Parent Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any Parent Employee Plan; (vii) all communications material to any Parent Employee or Parent Employees relating to any Parent Employee Plan and any proposed Parent Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Parent; and (viii) all registration statements and prospectuses prepared in connection with each Parent Employee Plan not otherwise publicly available on the SEC website.

          (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Schedule 3.20(d), (i) Parent has performed in all material respects all obligations required to be performed by it under each Parent Employee Plan, and each Parent Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Parent Employee Plan for which an exemption is not applicable; (iii) there are no actions, suits or claims pending, or, to the Knowledge of Parent, threatened or anticipated (other than routine claims for benefits) against any Parent Employee Plan or against the assets of any Parent Employee Plan; and (iv) each Parent Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to the Company, Parent or any Parent Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the Knowledge of Parent or any Affiliates, threatened by the IRS or DOL with respect to any Parent Employee Plan; and (vi) neither Parent nor any Parent Affiliate is subject to any material penalty or tax with respect to any Parent Employee Plan under Section 502(i) of ERISA or Section 4975 through 4980 of the Code.

          (e) PENSION PLANS. Parent does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) MULTIEMPLOYER PLANS. At no time has Parent contributed to or been requested to contribute to any Multiemployer Plan.

          (g)  NO POST-EMPLOYMENT OBLIGATIONS.  Except as set forth in
Schedule 3.20(g), no Parent Employee Plan provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any Parent Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and Parent has never represented, promised or contracted (whether in oral or written form) to any Parent Employee (either individually or to Employees as a group) that such Parent Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute. The term "other employee welfare benefits" means those benefits traditionally provided under an "employee benefit welfare plan" as defined in ERISA Section 3(1).

          (h) COBRA. Neither Parent nor any Parent Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of the FMLA or any similar provisions of state law applicable to its Parent Employees.

          (i)  EFFECT OF TRANSACTION.

               (i) Except as set forth on Schedule 3.20(i)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Parent

Employee Plan, Parent Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Parent Employee.

               (ii) Except as set forth on Schedule 3.20(i)(ii), no payment or benefit which will or may be made by Parent or Company or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

          (j) EMPLOYMENT MATTERS. Parent (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Parent Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Parent Employees; (iii) is not liable for any arrears of wages, other than arrears normally included in its payroll schedule and system, or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Parent Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (k) LABOR. To the Knowledge of Parent, no work stoppage or labor strike against Parent is pending or threatened. Except as set forth in
Schedule 3.20(k), Parent is not involved in or, to the Knowledge of Parent, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Parent Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to Parent. To the Knowledge of Parent, neither Parent nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to Parent. Except as set forth in
Schedule 3.20(k), Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Parent Employees and no collective bargaining agreement is being negotiated by Parent.

     3.21 ACCOUNTING AND REGULATORY MATTERS. Parent has no Knowledge of any action taken by Parent or any Affiliate of Parent or agreed to be taken nor has any Knowledge of any fact or circumstance that is reasonably likely to
(a) prevent the Merger from qualifying for pooling-of-interests accounting treatment, or (b) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 6.1(c), Section 6.1(e) and
Section 6.1(h) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     3.22 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Parent or Merger Sub (as modified by the Parent and Merger Sub Schedules), nor any statement made in any schedule or certificate furnished by Parent or Merger Sub pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of Parent or Merger Sub in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  CONDUCT OF BUSINESS OF THE COMPANY AND PARENT.

          (a) COMPANY CONDUCT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing or as expressly contemplated herein) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any material event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement and except as set forth on Schedule 4.1(a), the Company shall not, without the prior written consent of Parent:

               (i) Except as set forth in the following subparagraph, enter into any commitment, activity or transaction not in the ordinary course of business;

               (ii) Except for ProviderLink Valve-Added Reseller Agreements, transfer to any person or entity any rights to any Company Intellectual Property Rights (other than pursuant to End-User Licenses in the ordinary course of business);

               (iii) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

               (iv) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

               (v)     Commence any litigation;

               (vi) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

               (vii) Except as may be required by the SBCL Assets Purchase Agreement, for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options or Company Convertible Securities and except pursuant to agreements previously entered into and agreements that the Company will enter into in connection with the employment of non-officer employees, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

               (viii) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

               (ix) Except as may be required by the SBCL Assets Purchase Agreement, acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

               (x) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

               (xi) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

               (xii) Grant any severance or termination pay to any director, officer, employee or consultant, except payments (a) required by law or, (b) with respect to non-officer employees and consultants (i) made pursuant to written agreements outstanding on the date hereof

(which such agreements are disclosed on Schedule 4.1(a)(xii)), or (ii) pursuant to Company policy in effect on the date hereof;

               (xiii) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees other than in the ordinary course of business and consistent with past practice;

               (xiv) Except as required by the acquisition of assets pursuant to the SBCL Assets Purchase Agreement, revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

               (xv) Take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company which would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests or any other action that could jeopardize the tax-free reorganization hereunder;

               (xvi) Pay, discharge or satisfy, in an amount in excess of $15,000, in any one case, or $50,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements or incurred in the ordinary course of business since December 31, 1997;

               (xvii) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (xviii) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

               (xix) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

               (xx) Waive or commit to waive any rights with a value in excess of $10,000, in any one case, or $25,000, in the aggregate;

               (xxi) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

               (xxii) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

               (xxiii) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(i) through (xxii) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

          (b) PARENT CONDUCT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Parent agrees (except to the extent that Company shall otherwise consent in writing or as expressly contemplated herein) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Parent shall promptly notify the Company of any material event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting Parent or its business. Except as expressly contemplated by this Agreement and except as set forth on Schedule 4.1(b), Parent shall not, without the prior written consent of the Company:

               (i) Enter into any commitment, activity or transaction not in the ordinary course of business.

               (ii) Transfer to any person or entity any rights to any Parent Intellectual Property Rights (other than pursuant to End-User Licenses in the ordinary course of business);

               (iii) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of Parent;

               (iv) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Parent and Merger Sub Schedules;

               (v)     Commence any litigation;

               (vi) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Parent, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

               (vii) Except for the issuance of shares of Parent capital stock upon exercise or conversion of presently outstanding Parent Convertible Securities and except pursuant to agreements previously entered into and agreements that Parent will enter into in connection with the employment of non-officer employees, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

               (viii) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

               (ix) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent;

               (x) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

               (xi) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Parent or guarantee any debt securities of others;

               (xii) Grant any severance or termination pay to any director, officer, employee or consultant, except payments (a) required by law or, (b) with respect to non-officer employees and consultants (i) made pursuant to written agreements outstanding on the date hereof (which such agreements are disclosed on Schedule 4.1(b)(xii)), or (ii) pursuant to Parent policy in effect on the date hereof;

               (xiii) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees other than in the ordinary course of business and consistent with past practice;

               (xiv) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

               (xv) Take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of Parent which would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests or any other action that could jeopardize the tax-free reorganization hereunder;

               (xvi) Pay, discharge or satisfy, in an amount in excess of $15,000, in any one case, or $50,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Parent Financial Statements or incurred in the ordinary course of business since December 31, 1997;

               (xvii) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (xviii) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

               (xix) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

               (xx) Waive or commit to waive any rights with a value in excess of $10,000, in any one case, or $25,000, in the aggregate;

               (xxi) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

               (xxii) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which Parent directly or indirectly holds any interest on the date hereof; or

               (xxiii) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(i) through (xxii) above, or any other action that would prevent Parent from performing or cause Parent not to perform its covenants hereunder.

     4.2 NO COMPANY SOLICITATION. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section
8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, shareholders, agents, representatives or Affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company
(whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms hereof (other than the prohibition of this section) shall be deemed to be a violation of this Section 4.2.

     4.3 NO PARENT OR MERGER SUB SOLICITATION. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, Parent and Merger Sub will not (nor will Parent or Merger Sub permit any of their officers, directors, stockholders, agents, representatives or Affiliates to) directly or indirectly, take any of the following actions with any party other than the Company and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of Parent or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in Parent or any of its subsidiaries, (b) provide information with respect to it to any person, other than the Company, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of Parent (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in Parent or any of its subsidiaries, (c) enter into an agreement with any person providing for the acquisition of Parent (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in Parent or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Parent or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in Parent or any of its subsidiaries by any person. Parent shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if Parent receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, Parent shall immediately notify the Company thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as the Company may reasonably request. Except as contemplated by this Agreement, disclosure by Parent of the terms hereof (other than the prohibition of this section) shall be deemed to be a violation of this
Section 4.3.


                                      ARTICLE V

                                ADDITIONAL AGREEMENTS

     5.1  CALIFORNIA PERMIT; COMPANY SHAREHOLDER AND PARENT STOCKHOLDER
          APPROVALS.

          (a) As soon as reasonably practical following the execution of this Agreement, Parent and the Company will prepare the necessary documentation to obtain a permit (a "CALIFORNIA PERMIT") from the Commissioner of Corporations of the State of California (after a hearing before such Department) pursuant to Section 25121 of the California Corporate Securities Law of 1968, so that the issuance of Parent Common Stock in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company and Parent will respond to any comments from the California Department of Corporations and use their commercially reasonable efforts to have the California Permit granted as soon as practical after such filing. As promptly as practical after the date of this Agreement, Parent and the Company shall prepare and make such filings as are required under applicable Blue Sky laws relating to the transactions contemplated by this Agreement.

          (b) As promptly as practicable after the receipt of a California Permit, the Company shall submit this Agreement and the transactions contemplated hereby, including without limitation the Merger, to the Company's shareholders for approval as provided by Georgia Law and the Company's Articles of Incorporation and Bylaws. The materials submitted to the Company's shareholders shall be subject to review and approval by Parent and include information regarding Parent and the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger, this Agreement and the transactions contemplated hereby.

          (c) As promptly as practicable after receipt of a California Permit, Parent shall submit this Agreement and the transactions contemplated hereby, including without limitation the Merger, to Parent's stockholders for approval and adoption as provided by Delaware law, California law and Parent's Certificate of Incorporation and Bylaws. The materials submitted to Parent's stockholders shall include the unanimous recommendation of the Board of Directors of Parent in favor of the Merger, this Agreement and the transactions contemplated hereby.

     5.2 ACCESS TO INFORMATION. Each party shall afford the others and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request, subject, in the case of Parent, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein.

     5.3 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to
Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such order or subpoena and an opportunity to object or take other available action) or (f) which is disclosed in the course of any litigation between any of the parties hereto.

     5.4 EXPENSES. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     5.5 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, federal and state securities laws) prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

     5.6 CONSENTS. Parent and the Company shall use commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Parent Contracts and Company Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Company Schedules and Parent and Merger Sub Schedules) so as to preserve all rights of and benefits to the Parent and Company thereunder.

     5.7 FIRPTA COMPLIANCE. On or prior to the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.8 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.9 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.10 CERTAIN BENEFIT PLANS. Subject to compliance with pooling-of-interest accounting treatment of the Merger, Parent shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Parent, or alternative benefits programs substantially comparable to those applicable to employees of Parent on similar terms, as soon as practicable after the Effective Time. For purposes of participation, vesting and benefit accrual under Parent's employee benefit plans, the service of the employees of the Company prior to the Effective Time shall be treated as service with Parent. Parent shall cause the Surviving Corporation to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in the Company Schedules between the Company and any current or former director, officer or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Company Benefit Plans.

     5.11 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes and each of the Parties agrees to take no action which would cause the Merger not to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     5.12 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.13 COMPANY'S AUDITORS. The Company will use its commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the review of any Company audit or review work papers for up to the past three years, including the examination of selected interim financial statements and data and (ii) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Parent or its accountants in order for Parent's accountants to render the opinion called for by Section 6.1(l) hereof.

     5.14 PARENT'S AUDITORS. Parent will use its commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the review of any Parent audit or review work papers for up to the past three years, including the examination of selected interim financial statements and data and (ii) the delivery of such representations from Parent's independent accountants as may be reasonably requested by the Company or its accountants in order for Company's accountants to render the opinion called for by Section 6.1(l) hereof.

     5.15 AGREEMENT OF AFFILIATES. Each Party has disclosed in Schedule 5.15 of its Schedules all Persons whom it reasonably believes is an Affiliate. If the Merger is accounted for using the pooling-of-interests method of accounting, shares of Parent Common Stock held by such Persons shall not be transferable until such time as financial results covering at least 30 days of combined operations of Parent and the Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such Affiliate has provided the Voting Agreement (and Parent shall be entitled to place restrictive legends upon certificates for shares of Parent Common Stock issued to Affiliates of the Company pursuant to this Agreement to enforce the provisions of this Section 5.14).

     5.16 AMENDMENT OF PARENT BYLAWS. Parent shall take all necessary corporate actions, including without limitation soliciting stockholder approval (including the unanimous recommendation of Parent's Board of Directors in favor thereof), to increase the authorized number of directors to eight.

     5.17 INDEMNIFICATION.

          (a) For a period of three years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Company (each, an "INDEMNIFIED PARTY") against all liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of the Company, ShareNet, EDI Services, Inc. or as a trustee of the Company's 401(K) plans(s) occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Delaware law (or, in the event Georgia law is more restrictive with respect to indemnification, then under Georgia law) and by the Company's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any litigation and whether or not Parent is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually and reasonably agreed upon between Parent and the Indemnified Party.

          (b) This Section 5.17 shall survive the Effective Time and is intended to benefit the Company, the Surviving Corporation and each of the Indemnified Parties and his or her heirs and representatives (each of whom shall be entitled to enforce this Section 5.17 against Parent or the Surviving Corporation, as the case may be) and shall be binding upon all successors and assigns (whether by operation of law or by contract) of Parent and the Surviving Corporation.


                                      ARTICLE VI

                               CONDITIONS TO THE MERGER

     6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) COMPANY SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation and Bylaws.

          (b) PARENT STOCKHOLDER APPROVAL. This Agreement and the Merger (including any amendments to Parent's Certificate of Incorporation reasonably necessary to consummate the transactions contemplated by this Agreement) shall have been approved and adopted by the stockholders of Parent by the requisite vote under applicable law and Parent's Certificate of Incorporation and Bylaws.

          (c) CALIFORNIA PERMIT. The Commissioner of Corporations for the State of California shall have approved the terms and conditions of the transactions contemplated by this

Agreement, and the fairness of such terms and conditions pursuant to Section 25142 of the California Corporations Code ("CALIFORNIA CODE") following a hearing for such purpose, and shall have issued a Permit under Section 25121 of the California Code.

          (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (e)  HSR ACT CLEARANCE.   All approvals shall have been received
and the expiration or early termination under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR ACT"), and other applicable antitrust laws ("HSR CLEARANCE"); provided that, neither party may rely on the condition set forth in this Section 6.1(e) if the failure to obtain HSR Clearance for the Merger is a result of such party's failure to take commercially reasonable efforts to obtain HSR Clearance.

          (f) TAX OPINIONS. Parent shall have received a written opinion from its counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and the Company shall have received a written opinion from its counsel, Alston & Bird LLP (substantially identical to the opinion received by Parent), to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided, however, that if Company counsel does not render such opinion, this condition shall nonetheless be deemed to be satisfied if Parent's counsel renders its opinion to the Company as well as to Parent. The parties to this Agreement agree to make reasonable representations (and to cause their Affiliates to make reasonable representations) as requested by counsel for the purpose of rendering the opinions discussed herein.

          (g) INVESTORS' RIGHTS AGREEMENT. The Investors' Rights Agreement, dated as of October 14, 1997, as amended (the "INVESTORS' RIGHTS AGREEMENT"), by and between Parent and certain holders of Parent's securities shall have been amended and executed by Parent, the shareholders of the Company who possess registration rights pursuant to written agreements existing on the date hereof with respect to certain securities of the Company, and a sufficient number of the existing holders of registration rights with respect to Parent's securities in order to permit the granting of such rights under the Investors' Rights Agreement.

          (h) OTHER GOVERNMENTAL APPROVALS. All approvals from government authorities, including without limitation any requisite Blue Sky approvals, which are appropriate or necessary for the consummation of the Merger, shall have been obtained.

          (i) LITIGATION. There shall be no BONA FIDE action, suit, claim or proceeding of any nature pending, or overtly threatened, against Parent or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or other transactions contemplated by the terms of this Agreement.

          (j) CONSENTS AND APPROVALS. Each Party shall have obtained any and all consents required for consummation of the Merger or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable. No consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

          (k) AGREEMENT WITH SBCL. Sections 1.5 through 1.8 of the SBCL Assets Purchase Agreement shall be amended to provide for payment of the Purchase Price (as that term is defined therein) with Parent Common Stock for any payment due on any Transfer Date (as that term is defined therein) which occurs following the Effective Time, and the parties shall obtain such other amendments and waivers to such agreement as may be reasonably necessary to accomplish the objectives of the Merger.

          (l) POOLING LETTERS. Each of Parent and Company shall have received letters, dated as of the Effective Time, from Ernst & Young LLP regarding such firm's concurrence with Parent's managements' and Company's managements' conclusions as to the appropriateness of pooling-of-interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if the Merger is consummated in accordance with this Agreement.

          (m) VOTING AGREEMENTS. Each of the persons and entities listed on Exhibit A and Exhibit B to the Voting Agreement set forth in EXHIBIT D hereto, shall have executed and delivered such Voting Agreements in substantially the form set forth in EXHIBIT D.

          (n) AFFILIATE AGREEMENTS. Each of the persons and entities listed as Affiliates of Parent on Schedule 5.14 shall have executed and delivered Affiliate Agreements in substantially the form of EXHIBIT C, and each of the persons and entities listed as Affiliates of the Company on Schedule 5.14 shall have executed and delivered Affiliate Agreements in substantially the form of EXHIBIT E, and all such Affiliate Agreements shall be in full force and effect.

     6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing

Date, except for those representations and warranties that are qualified by references to "material" or "Material Adverse Effect" which all shall be true and correct in all respects, and except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

          (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

          (c) EXCHANGE AGENT CERTIFICATION. The Exchange Agent shall have delivered to the Company a certificate, dated as of the Effective Time, to the effect that the Exchange Agent has received from Parent appropriate instructions and authorization for the Exchange Agent to issue a sufficient number of shares of Parent Common Stock in exchange for outstanding shares of Company Common Stock and that Parent has deposited with the Exchange Agent sufficient funds to pay a reasonable estimate of the cash payments necessary to make all fractional share payments as required by Section 1.6(f).

          (d) LEGAL OPINION. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Parent, in form and substance reasonably acceptable to counsel of Company.

          (e) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the business, assets (including intangible assets), liabilities, financial condition or results of operations of Parent since the date of the Parent Current Balance Sheet.

          (f) CONVERSION OF PREFERRED STOCK. All shares of Parent Preferred Stock, other than shares of Parent Series D Preferred Stock, shall have converted into Parent Common Stock in accordance with the Parent's Certificate of Incorporation; provided, however, if the Company so requests, shares of Parent Series D Preferred Stock shall have also converted to Parent Common Stock.

          (g) BOARD OF DIRECTORS. Parent shall have amended its Bylaws so as to increase the number of Directors on its Board of Directors from four to
eight.   Parent shall have taken all corporate actions to ensure that immediately upon the Closing, the Board of Directors of Parent consists of Jim Clark, John Doerr, Richard Kramlich, W. Michael Long, P. E. Sadler, Michael K. Hoover, Tadakata Yamada and one other person to be designated by the Company prior to the Closing Date.

          (h) INDEMNIFICATION. The Articles of Incorporation of Merger Sub shall contain officer and director indemnification provisions that are substantially similar to the officer and director indemnification provisions contained in the Company's Articles of Incorporation in the form delivered to Parent on the date of this Agreement.

          (i) DUE DILIGENCE INVESTIGATION. Company shall have completed its due diligence investigation of Parent to Company's reasonable satisfaction, provided that no information or knowledge obtained in such investigation shall affect or be deemed to modify any representation or warranty of Parent contained herein. In this regard, Company's due diligence investigation shall be conclusively deemed to have been completed to Company's reasonable satisfaction in the event that the preliminary Parent Schedules attached hereto are not subsequently modified, or otherwise do not require subsequent modification in order to make Parent's representations and warranties true and correct in all material respects on and as of the Closing Date.

          (j) PARENT 1997 FINANCIAL STATEMENTS. Parent shall have completed and delivered to the Company a copy of its audited financial statements for the year ended December 31, 1997.

     6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except for those representations and warranties that are qualified by references to "material" or "Material Adverse Effect" which all shall be true and correct in all respects, and except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer and chief financial officer of the Company.

          (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company.

          (c) LEGAL OPINION. Parent shall have received a legal opinion from Alston & Bird LLP, legal counsel to the Company, in form and substance reasonably acceptable to counsel of Parent.

          (d) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the business, assets (including intangible assets) financial condition or results of operations of the Company since the date of the Company Current Balance Sheet.

          (e) NO ELECTION TO TREAT AS LIQUIDATION. Prior to the Closing Date, there shall have been no election made by the holders of a majority of the Company's Preferred Stock, in accordance with Section 3.2 of the Company's Articles of Incorporation, to treat the Merger as a liquidation, dissolution or winding up of the Company in accordance with such Articles of Incorporation.

          (f) NO DISSENTERS. Holders of more than five (5%) of the outstanding shares of Company Capital Stock shall not have exercised, nor shall they have any continued right to exercise, dissenters' rights under applicable law with respect to their shares by virtue of the Merger.

          (g) THIRD-PARTY CONSENTS. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 6.3(j).

          (h) DUE DILIGENCE INVESTIGATION. Parent shall have completed its due diligence investigation of the Company to Parent's reasonable satisfaction, provided that no information or knowledge obtained in such investigation shall affect or be deemed to modify any representation or warranty of the Company contained herein. In this regard, Parent's due diligence investigation shall be conclusively deemed to have been completed to Parent's reasonable satisfaction in the event that the preliminary Company Schedules attached hereto are not subsequently modified, or otherwise do not require subsequent modification, in order to make the Company's representations and warranties true and correct in all material respects on and as of the Closing Date.

          (i) COMPANY 1997 FINANCIAL STATEMENTS. The Company shall have completed and delivered to Parent a copy of its audited financial statements for the year ended December 31, 1997.


                                    ARTICLE VII

                    NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     7.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Company, Parent and Merger Sub contained in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the corresponding schedules thereto) shall terminate at the Effective Time.


                                    ARTICLE VIII

                          TERMINATION, AMENDMENT AND WAIVER

     8.1 TERMINATION. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a)  by mutual consent of the Company and Parent;

          (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on May 15, 1998 (provided that (A) the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose failure to use its commercially reasonable efforts to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, and (B) such date shall be automatically extended where the failure to Close is a result of not obtaining HSR Clearance and the parties are continuing to pursue such clearance); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) such breach has not been cured within thirty (30) days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; or

          (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (i) such breach has not been cured within thirty (30) days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in
Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.3 and 5.4 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3 AMENDMENT. Except as is otherwise required by applicable law after the shareholders of the Company and the Stockholders of Parent approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                      ARTICLE IX

                                  GENERAL PROVISIONS

     9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)  if to Parent or Merger Sub, to:

               Healtheon Corporation
               87 Encina
               Palo Alto, CA 94301
               Attention:  W. Michael Long
               Telephone No.:  (650) 614-0200
               Facsimile No.:  (650) 614-3300
               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304
               Attention:  Steven E. Bochner, Esq.
                           Jeffrey A. Herbst, Esq.
               Telephone No.:  (415) 493-9300
               Facsimile No.:  (415) 493-6811

          (ii) if to the Company, to:

               ActaMed Corporation
               7000 Central Parkway, Suite 600
               Atlanta, Georgia  30328
               Attention: Michael K. Hoover
               Telephone No.:  (770) 352-1600
               Facsimile No.:  (770) 352-1601

               with a copy to:

               Alston & Bird
               1201 W. Peachtree Street
               Atlanta, Georgia  30309
               Attention:  George M. Maxwell, Jr.
               Telephone No.:  (404) 881-7570
               Facsimile No.:  (404) 881-7777

     9.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights


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or remedies hereunder (except with respect to Section 5.17); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective Affiliates.

     9.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


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     IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this
Agreement to be signed by their duly authorized respective officers and representatives, all as of the date first written above.


ACTAMED CORPORATION                HEALTHEON CORPORATION



By /s/ Michael Hoover              By /s/ W. Michael Long
   ---------------------------     -----------------------------
   Name: Michael Hoover            Name: W. Michael Long
   Title: President and Chief      Title: President and Chief
          Executive Officer               Executive Officer


                                   MEDNET ACQUISITION CORP.



                                   By /s/ W. Michael Long
                                      -----------------------------
                                      Name: W. Michael Long
                                      Title: President




                            ***REORGANIZATION AGREEMENT**